Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Brian Hall, CFO
Phone: (574) 535-1125
E Mail: LCII@lci1.com

LCI INDUSTRIES REPORTS 2018 THIRD QUARTER RESULTS AND ANNOUNCES $150 MILLION STOCK REPURCHASE PROGRAM

2018 Third Quarter Sales Grow $49 Million to $604 Million

•	Net sales of $604 million in the third quarter, a 9% year-over-year increase

•	Net income of $33.8 million or $1.33 per diluted share in the third quarter

•	Adjacent industries OEM sales grew to $158 million for the quarter, up 48% from the third quarter of 2017

•	Aftermarket sales grew to $64 million in the third quarter of 2018, up 31% from the third quarter of 2017

•	International sales grew to $27 million in the third quarter of 2018, up 114% from the third quarter of 2017

•	Content per travel trailer and fifth-wheel increased $284 year-over-year, or 9%, to $3,456 in the third quarter

•	Content per motorhome increased $328 year-over-year, or 15%, to $2,480 in the third quarter

•	Quarterly dividend of $0.60 per share paid totaling $15.1 million

•	Stock repurchase program authorized for up to $150 million of common stock

Elkhart, Indiana - November 1, 2018 - LCI Industries (NYSE: LCII) (“LCI”, or the “Company”), through its wholly-owned subsidiary, Lippert Components, Inc., supplies domestically and internationally, a broad array of engineered components for the leading original equipment manufacturers (“OEMs”) in the recreation and industrial product markets, and the related aftermarkets of those industries, today reported third quarter 2018 results. The Company also announced that its Board of Directors has authorized the repurchase of up to $150 million worth of LCI’s common stock.

“We achieved nine percent sales growth in the third quarter, despite a 12 percent decline in RV wholesale shipments compared to the same quarter of the prior year,” said LCI’s CEO, Jason Lippert. “Our continued sales growth is reflective of our ongoing strategy to diversify our business into adjacent markets, the Aftermarket Segment and international sales, which now make up 34 percent of our last twelve months sales, up from 28 percent one year ago. October 2018 consolidated net sales are approximately $212 million, up one percent from October 2017, despite a slowing of RV OEM production levels as they continue to balance dealer inventory levels.”

“Our content per travel trailer and fifth-wheel increased nine percent year-over-year, and our content per motorhome increased 15 percent year-over-year, representing our fourth straight year of double-digit content growth for motorhomes,” said Scott Mereness, LCI’s President. “We continue to manage costs in today’s volatile commodity environment with cost pressures driven by tariffs and tariff speculation.”

Third Quarter 2018 Results

Consolidated net sales for the third quarter of 2018 were $604 million, a nine percent increase over 2017 third quarter net sales of $555 million. Net income in the third quarter of 2018 was $33.8 million, or $1.33 per diluted share, compared to net income of $32.1 million, or $1.26 per diluted share, in the third quarter of 2017.

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The increase in year-over-year net sales reflects growth in the Company’s adjacent industries OEM, aftermarket and international markets, despite the short-term correction in recreational vehicle (“RV”) OEM wholesale shipments as dealers normalize their inventory levels. Net sales from acquisitions completed by the Company over the twelve months ended September 30, 2018, contributed $56 million in the third quarter of 2018.

The Company’s content per travel trailer and fifth-wheel RV for the twelve months ended September 30, 2018, increased $284 to $3,456, compared to the twelve months ended September 30, 2017, of $3,172. The Company’s content per motorhome RV for the twelve months ended September 30, 2018, increased $328 to $2,480, compared to the twelve months ended September 30, 2017, of $2,152. The content increases are a result of organic growth, including new product introductions, as well as acquisitions.

Income Taxes

The Company’s effective tax rate was 23 percent for the quarter ended September 30, 2018, compared to 33 percent for the quarter ended September 30, 2017. The decrease in effective tax rate was driven by the newly enacted tax rates from the Tax Cut and Jobs Act.

Balance Sheet and Other Items

At September 30, 2018, the Company’s cash and cash equivalents balance was $18 million, a decrease of $8 million from its balance of $26 million at the beginning of the year. The Company generated cash flow from operations of $108 million and invested $93 million in capital expenditures for the nine months ended September 30, 2018. Other cash outflows included $157 million for acquisitions and $44 million for dividend payments to shareholders, and were funded primarily by net borrowings of $190 million on the Company’s line of credit for the nine months ended September 30, 2018. The Company’s outstanding debt was $244 million at September 30, 2018.

Stock Repurchase Program

The Company announced today that its Board of Directors has authorized a new $150 million stock repurchase program over the next three years.

“This repurchase program demonstrates the Board of Directors’ and senior management’s continued confidence in LCI’s long-term strategy and future performance. Our strong operating cash flows, balance sheet and borrowing capacity allow us to maintain a balanced capital allocation strategy, which includes investments in future growth, potential acquisitions, research and development, debt repayments and providing returns to shareholders through dividends and share repurchases,” said Lippert.

The timing of stock repurchases and the number of shares will depend upon the market conditions and other factors. Share repurchases, if any, will be made in the open market and in privately negotiated transactions in accordance with applicable securities laws. The stock repurchase program may be modified, suspended or terminated at any time by the Board of Directors. Repurchases under the stock repurchase program will be funded from the Company’s existing cash and cash equivalents, future cash flows and its existing revolving line of credit.

Conference Call & Webcast

LCI will provide an online, real-time webcast of its third quarter 2018 earnings conference call on the Company’s website, www.lci1.com/investors, on Thursday, November 1, 2018, at 11:00 a.m. Eastern time.

Institutional investors can access the call via the password-protected site, StreetEvents (www.streetevents.com). A replay of the call will be available for two weeks by dialing (855) 859-2056 and referencing access code 2787049. A replay of the webcast will also be available on LCI’s website until the next quarterly conference call.

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About LCI Industries

From over 65 manufacturing and distribution facilities located throughout the United States and in Canada, Ireland, Italy, and the United Kingdom, LCI Industries, through its wholly-owned subsidiary, Lippert Components Inc., supplies, domestically and internationally, a broad array of engineered components for the leading original equipment manufacturers (“OEMs”) in the recreation and industrial product markets, consisting of recreational vehicles (“RVs”) and adjacent industries, including buses; trailers used to haul boats, livestock, equipment, and other cargo; trucks; boats; trains; manufactured homes; and modular housing. The Company also supplies components to the related aftermarkets of these industries primarily by selling to retail dealers, wholesale distributors, and service centers. LCI’s products include steel chassis and related components; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen, and other products; vinyl, aluminum, and frameless windows; manual, electric, and hydraulic stabilizer and leveling systems; furniture and mattresses; entry, luggage, patio, and ramp doors; electric and manual entry steps; awnings and awning accessories; electronic components; televisions and sound systems; navigation systems; backup cameras; appliances; and other accessories. Additional information about LCI and its products can be found at www.lci1.com.

Forward-Looking Statements
This press release contains certain “forward-looking statements” with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management, markets for the Company’s common stock and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this press release are necessarily estimates reflecting the best judgment of the Company’s senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of production facilities and labor, employee benefits, employee retention, realization and impact of expansion plans, efficiency improvements and cost reductions, the disruption of business resulting from natural disasters or other unforeseen events, the successful entry into new markets, the costs of compliance with environmental laws, laws of foreign jurisdictions in which we operate, and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, warranty and product liability claims or product recalls, interest rates, oil and gasoline prices, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and in the Company’s subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

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LCI INDUSTRIES
OPERATING RESULTS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Last Twelve
	2018	2017	2018	2017	Months
(In thousands, except per share amounts)

Net sales	$604,244	$554,814	$1,939,191	$1,600,633	$2,486,328
Cost of sales	478,343	433,594	1,522,101	1,224,312	1,952,445
Gross profit	125,901	121,220	417,090	376,321	533,883
Selling, general and administrative expenses	80,548	73,293	247,829	206,225	320,437
Operating profit	45,353	47,927	169,261	170,096	213,446
Interest expense, net	1,720	311	4,481	1,162	4,756
Income before income taxes	43,633	47,616	164,780	168,934	208,690
Provision for income taxes	9,821	15,478	36,408	53,514	62,854
Net income	$33,812	$32,138	$128,372	$115,420	$145,836

Net income per common share:
Basic	$1.34	$1.28	$5.09	$4.62	$5.79
Diluted	$1.33	$1.26	$5.03	$4.56	$5.72

Weighted average common shares outstanding:
Basic	25,235	25,060	25,208	24,993	25,182
Diluted	25,504	25,459	25,509	25,332	25,508

Depreciation and amortization	$17,263	$14,326	$49,739	$39,856	$64,610
Capital expenditures	$37,983	$17,066	$92,522	$60,342	$119,401

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LCI INDUSTRIES
SEGMENT RESULTS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Last Twelve
	2018	2017	2018	2017	Months
(In thousands)
Net sales:
OEM Segment:
RV OEMs:
Travel trailers and fifth-wheels	$338,830	$357,940	$1,143,251	$1,045,465	$1,503,769
Motorhomes	43,244	41,595	145,230	114,887	189,760
Adjacent industries OEMs	157,904	106,386	468,594	310,373	569,444
Total OEM Segment net sales	539,978	505,921	1,757,075	1,470,725	2,262,973
Aftermarket Segment:
Total Aftermarket Segment net sales	64,266	48,893	182,116	129,908	223,355
Total net sales	$604,244	$554,814	$1,939,191	$1,600,633	$2,486,328

Operating profit:
OEM Segment	$36,905	$41,025	$144,436	$151,867	$182,845
Aftermarket Segment	8,448	6,902	24,825	18,229	30,601
Total operating profit	$45,353	$47,927	$169,261	$170,096	$213,446

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LCI INDUSTRIES
BALANCE SHEET INFORMATION
(unaudited)

	September 30,		December 31,
	2018	2017	2017
(In thousands)

ASSETS
Current assets
Cash and cash equivalents	$18,250	$19,762	$26,049
Accounts receivable, net of allowances of $2,866, $2,343, and $1,536 at September 30, 2018, September 30, 2017, and December 31, 2017, respectively	162,748	139,144	82,157
Inventories, net	325,819	229,763	274,748
Prepaid expenses and other current assets	49,887	45,384	34,125
Total current assets	556,704	434,053	417,079
Fixed assets, net	304,144	210,304	228,950
Goodwill	163,211	123,001	124,183
Other intangible assets, net	171,724	134,761	130,132
Deferred taxes	12,643	32,380	24,156
Other assets	25,793	21,277	21,358
Total assets	$1,234,219	$955,776	$945,858

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable, trade	$80,859	$88,148	$79,164
Accrued expenses and other current liabilities	101,848	109,849	102,849
Total current liabilities	182,707	197,997	182,013
Long-term indebtedness	243,504	49,918	49,924
Other long-term liabilities	72,362	60,805	61,176
Total liabilities	498,573	308,720	293,113
Total stockholders’ equity	735,646	647,056	652,745
Total liabilities and stockholders’ equity	$1,234,219	$955,776	$945,858

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LCI INDUSTRIES
SUMMARY OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30,
	2018	2017
(In thousands)
Cash flows from operating activities:
Net income	$128,372	$115,420
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	49,739	39,856
Stock-based compensation expense	13,852	15,042
Other non-cash items	(959)	3,655
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(51,733)	(69,720)
Inventories, net	(16,475)	(33,780)
Prepaid expenses and other assets	(9,506)	(18,662)
Accounts payable, trade	(12,930)	29,856
Accrued expenses and other liabilities	7,232	26,147
Net cash flows provided by operating activities	107,592	107,814
Cash flows from investing activities:
Capital expenditures	(92,522)	(60,342)
Acquisitions of businesses, net of cash acquired	(156,701)	(67,876)
Proceeds from note receivable	2,000	—
Other investing activities	(875)	243
Net cash flows used in investing activities	(248,098)	(127,975)
Cash flows from financing activities:
Exercise of stock-based awards, net of shares tendered for payment of taxes	(14,114)	(7,313)
Proceeds from line of credit borrowings	928,601	9,715
Repayments under line of credit borrowings	(738,601)	(9,715)
Proceeds from other borrowings	4,509	—
Payment of dividends	(44,114)	(37,346)
Payment of contingent consideration related to acquisitions	(3,018)	(1,529)
Other financing activities	(556)	(59)
Net cash flows provided by (used in) financing activities	132,707	(46,247)
Net decrease in cash and cash equivalents	(7,799)	(66,408)
Cash and cash equivalents at beginning of period	26,049	86,170
Cash and cash equivalents at end of period	$18,250	$19,762

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LCI INDUSTRIES
SUPPLEMENTARY INFORMATION
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,			Last Twelve
	2018		2017	2018		2017	Months
Industry Data(1) (in thousands of units):
Industry Wholesale Production:
Travel trailer and fifth-wheel RVs	92.1		103.9	324.5		321.3	432.7
Motorhome RVs	12.3		14.5	45.4		47.3	60.7
Industry Retail Sales:
Travel trailer and fifth-wheel RVs	122.3	(2)	120.6	352.4	(2)	332.9	420.5	(2)
Impact on dealer inventories	(30.2)	(2)	(16.7)	(27.9)	(2)	(11.6)	12.2	(2)
Motorhome RVs	13.6	(2)	14.2	42.7	(2)	42.7	52.8	(2)

				Twelve Months Ended
				September 30,
				2018		2017
LCI Content Per Industry Unit Produced:
Travel trailer and fifth-wheel RV				$3,456		$3,172
Motorhome RV				$2,480		$2,152

				September 30,			December 31,
				2018		2017	2017
Balance Sheet Data:
Current ratio				3.0		2.2	2.3
Total indebtedness to stockholders’ equity				0.3		0.1	0.1
Days sales in accounts receivable				26.4		22.5	17.8
Inventory turns, based on last twelve months				6.6		7.8	7.7

				2018
Estimated Full Year Data:
Capital expenditures				$ 100 - $ 115 million
Depreciation and amortization				$ 70 - $ 75 million
Stock-based compensation expense				$ 18 - $ 20 million
Annual tax rate (3)				22% - 24%

(1) Industry wholesale production data for travel trailer and fifth-wheel RVs and motorhome RVs provided by the Recreation Vehicle Industry Association. Industry retail sales data provided by Statistical Surveys, Inc.
(2) September 2018 retail sales data for RVs has not been published yet, therefore 2018 retail data for RVs includes an estimate for September 2018 retail units. Retail sales data will likely be revised upwards in future months as various states report.
(3) The estimated annual tax rate for 2018 includes preliminary projections for the impact of the Tax Cut and Jobs Act. The provisional adjustment in 2017 and estimated impact on the 2018 annual tax rate are subject to adjustment during the measurement period of up to one year following the December 2017 enactment, as provided by SEC guidance.

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